Exhibit 99.2

For Immediate Release

Contact:                                                Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PRICING OF PUBLIC OFFERING OF

$500,000,000 OF 3.900% SENIOR NOTES DUE 2023

PASADENA, CA. — May 29, 2013 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it has priced a public offering of $500,000,000 aggregate principal amount of 3.900% senior notes due 2023.  J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RBS Securities Inc., Barclays Capital Inc., Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, and Scotia Capital (USA) Inc. are acting as joint book-running managers in connection with the public offering, BBVA Securities Inc., BNY Mellon Capital Markets, LLC, Credit Agricole Securities (USA) Inc., and Credit Suisse Securities (USA) LLC are acting as senior co-managers in connection with the public offering, and Fifth Third Securities, Inc., HSBC Securities (USA) Inc., The Huntington Investment Company, JMP Securities LLC, and TD Securities (USA) LLC are acting as co-managers in connection with the public offering.

The notes were priced at 99.712% of the principal amount with a yield to maturity of 3.935%.  The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., a wholly owned subsidiary of the Company.  The closing of the sale of the notes is expected to occur on or about June 7, 2013, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering to prepay $150 million of the outstanding principal balance of $750 million of its 2016 unsecured senior bank term loan, to reduce the outstanding balance on its unsecured senior line of credit to zero, and to hold the remaining proceeds in cash and cash equivalents to fund near term opportunities related to development/redevelopment projects, to fund near term property acquisitions, and for general corporate purposes.

Alexandria Real Estate Equities, Inc., a self-administered and self-managed investment-grade REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Alexandria’s client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, U.S. government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As of March 31, 2013, the Company had 173 properties aggregating approximately 16.7 million rentable square feet, composed of approximately 14.2 million rentable square feet of operating properties, approximately 2.1 million rentable square feet undergoing active development, and approximately 0.4 million rentable square feet undergoing active redevelopment.

The notes will be offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: J.P. Morgan Securities LLC, Attention: High Grade Syndicate Deck — 3rd Floor, 383 Madison Avenue, New York, NY 10179, or by calling 212-834-4533; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Prospectus Department or by calling (866) 375-6829; or RBS Securities Inc., 600 Washington Blvd., Stamford, CT 06901, or by calling (866) 884-2071.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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